Exhibit 3.1

Current as of June 29, 2022

Incorporation Number: BC0795846

JUSHI HOLDINGS INC.

(the “Company”)

ARTICLES

TABLE OF CONTENTS

1.	INTERPRETATION		6
	1.1	Definitions	6
	1.2	Business Corporations Act and Interpretation Act Definitions Applicable	6
	1.3	Conflicts Between Articles and the Business Corporations Act	6
2.	SHARES AND SHARE CERTIFICATES		6
	2.1	Authorized Share Structure	6
	2.2	Form of Share Certificate	7
	2.3	Shareholder Entitled to Share Certificate or Acknowledgement	7
	2.4	Delivery by Mail	7
	2.5	Replacement of Worn Out or Defaced Share Certificate or Acknowledgement	7
	2.6	Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement	7
	2.7	Splitting Share Certificates	8
	2.8	Share Certificate Fee	8
	2.9	Recognition of Trusts	8
3.	ISSUE OF SHARES		8
	3.1	Directors Authorized	8
	3.2	Commissions and Discounts	8
	3.3	Brokerage	8
	3.4	Conditions of Issue	8
	3.5	Share Purchase Warrants and Rights	9
4.	SECURITIES REGISTERS		9
	4.1	Central Securities Register	9
	4.2	Closing Register	9
5.	SHARE TRANSFERS		9
	5.1	Registering Transfers	9
	5.2	Transferor Remains Shareholder	9
	5.3	Signing of Instrument of Transfer	9
	5.4	Enquiry as to Title Not Required	10
	5.5	Transfer Fee	10
6.	TRANSMISSION OF SHARES		10
	6.1	Legal Personal Representative Recognized on Death	10
	6.2	Rights of Legal Personal Representative	10
7.	PURCHASE OR REDEMPTION OF SHARES		10
	7.1	Company Authorized to Purchase or Redeem Shares	10
	7.2	Purchase or Redemption When Insolvent	10
	7.3	Sale and Voting of Purchased Shares	11
8.	BORROWING POWERS		11
9.	ALTERATIONS		11
	9.1	Alteration of Authorized Share Structure	11
	9.2	Change of Name	12
	9.3	Other Alterations	12

10.	MEETINGS OF SHAREHOLDERS		12
	10.1	Annual General Meetings	12
	10.2	Resolution Instead of Annual General Meeting	12
	10.3	Calling of Meetings of Shareholders	12
	10.4	Location of Meeting	13
	10.5	Notice for Meetings of Shareholders	13
	10.6	Record Date for Notice	13
	10.7	Record Date for Voting	13
	10.8	Class Meetings and Series Meetings of Shareholders	13
	10.9	Failure to Give Notice and Waiver of Notice	13
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		14
	11.1	Special Business	14
	11.2	Special Majority	14
	11.3	Quorum	14
	11.4	One Shareholder May Constitute Quorum	14
	11.5	Other Persons May Attend	15
	11.6	Requirement of Quorum	15
	11.7	Lack of Quorum	15
	11.8	Lack of Quorum at Succeeding Meeting	15
	11.9	Chair	15
	11.10	Selection of Alternate Chair	15
	11.11	Adjournments	16
	11.12	Notice of Adjourned Meeting	16
	11.13	Decisions by Show of Hands or Poll	16
	11.14	Declaration of Result	16
	11.15	Motion Need Not be Seconded	16
	11.16	Casting Vote	16
	11.17	Manner of Taking Poll	16
	11.18	Demand for Poll on Adjournment	17
	11.19	Chair Must Resolve Dispute	17
	11.20	Casting of Votes	17
	11.21	Demand for Poll	17
	11.22	Demand for Poll Not to Prevent Continuance of Meeting	17
	11.23	Retention of Ballots and Proxies	17
12.	VOTES OF SHAREHOLDERS		17
	12.1	Number of Votes by Shareholder or by Shares	17
	12.2	Votes of Persons in Representative Capacity	17
	12.3	Votes by Joint Holders	18
	12.4	Legal Personal Representatives as Joint Shareholders	18
	12.5	Representative of a Corporate Shareholder	18
	12.6	Proxy Provisions Do Not Apply to All Companies	18
	12.7	Appointment of Proxy Holders	19
	12.8	Alternate Proxy Holders	19
	12.9	Form of Proxy	19
	12.10	Deposit of Proxy	19
	12.11	Revocation of Proxy	20
	12.12	Revocation of Proxy Must Be Signed	20
	12.13	Production of Evidence of Authority to Vote	20
13.	DIRECTORS		20
	13.1	First Directors; Number of Directors	20
	13.2	Change in Number of Directors	21
	13.3	Directors’ Acts Valid Despite Vacancy	21
	13.4	Qualifications of Directors	21
	13.5	Remuneration of Directors	21
	13.6	Reimbursement of Expenses of Directors	21
	13.7	Special Remuneration for Directors	21
	13.8	Gratuity, Pension or Allowance on Retirement of Director	21

14.	ELECTION AND REMOVAL OF DIRECTORS		22
	14.1	Election at Annual General Meeting	22
	14.2	Consent to be a Director	22
	14.3	Failure to Elect or Appoint Directors	22
	14.4	Places of Retiring Directors Not Filled	23
	14.5	Directors May Fill Casual Vacancies,	23
	14.6	Remaining Directors Power to Act	23
	14.7	Shareholders May Fill Vacancies	23
	14.8	Additional Directors	23
	14.9	Ceasing to be a Director	23
	14.10	Removal of Director by Shareholders	24
	14.11	Removal of Director by Directors	24
15.	POWERS AND DUTIES OF DIRECTORS		24
	15.1	Powers of Management	24
	15.2	Appointment of Attorney of Company	24
16.	DISCLOSURE OF INTEREST OF DIRECTORS		24
	16.1	Obligation to Account for Profits	24
	16.2	Restrictions on Voting by Reason of Interest	24
	16.3	Interested Director Counted in Quorum	25
	16.4	Disclosure of Conflict of Interest or Property	25
	16.5	Director Holding Other Office in the Company	25
	16.6	No Disqualification	25
	16.7	Professional Services by Director or Officer	25
	16.8	Director or Officer in Other Corporations	25
17.	PROCEEDINGS OF DIRECTORS		25
	17.1	Meetings of Directors	25
	17.2	Voting at Meetings	25
	17.3	Chair of Meetings	26
	17.4	Meetings by Telephone or Other Communications Medium	26
	17.5	Calling of Meetings	26
	17.6	Notice of Meetings,	26
	17.7	When Notice Not Required	26
	17.8	Meeting Valid Despite Failure to Give Notice	27
	17.9	Waiver of Notice of Meetings	27
	17.10	Quorum	27
	17.11	Validity of Acts Where Appointment Defective	27
	17.12	Consent Resolutions in Writing	27
18.	EXECUTIVE AND OTHER COMMITTEES		28
	18.1	Appointment and Powers of Executive Committee	28
	18.2	Appointment and Powers of Other Committees	28
	18.3	Obligations of Committees	28
	18.4	Powers of Board	28
	18.5	Committee Meetings	29
19.	OFFICERS		29
	19.1	Directors May Appoint Officers	29
	19.2	Functions, Duties and Powers of Officers	29
	19.3	Qualifications	29
	19.4	Remuneration and Terms of Appointment	29
20.	INDEMNIFICATION		30
	20.1	Definitions	30
	20.2	Mandatory Indemnification of Directors and Former Directors	30
	20.3	Indemnification of Other Persons	30
	20.5	Company May Purchase Insurance	30

21.	DIVIDENDS		31
	21.1	Payment of Dividends Subject to Special Rights	31
	21.2	Declaration of Dividends	31
	21.3	No Notice Required	31
	21.4	Record Date	31
	21.5	Manner of Paying Dividend	31
	21.6	Settlement of Difficulties	31
	21.7	When Dividend Payable	31
	21.8	Dividends to be Paid in Accordance with Number of Shares	32
	21.9	Receipt by Joint Shareholders	32
	21.10	Dividend Bears No Interest	32
	21.11	Fractional Dividends	32
	21.12	Payment of Dividends	32
	21.13	Capitalization of Surplus	32
22.	DOCUMENTS, RECORDS AND REPORTS		32
	22.1	Recording of Financial Affairs	32
	22.2	Inspection of Accounting Records	32
23.	NOTICES		33
	23.1	Method of Giving Notice	33
	23.2	Deemed Receipt of Mailing	33
	23.3	Certificate of Sending	33
	23.4	Notice to Joint Shareholders	33
	23.5	Notice to Trustees	34
24.	SEAL		34
	24.1	Who May Attest Seal	34
	24.2	Sealing Copies	34
	24.3	Mechanical Reproduction of Seal	34
25.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SUBORDINATE VOTING SHARES		35
	25.1	Voting Rights	35
	25.2	Alteration to Rights of Subordinate Voting Shares	35
	25.3	Dividends	35
	25.4	Liquidation, Dissolution or Winding-Up	35
	25.5	Subdivision or Consolidation	35
	25.6	Rights to Subscribe; Pre-Emptive Rights	35
	25.7	Rights Upon an Offer	36
	25.8	Odd Lots	36
26.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE MULTIPLE VOTING SHARES		37
	26.1	Voting Rights	37
	26.2	Alterations to the Rights of Multiple Voting Shares	37
	26.3	Dividends	37
	26.4	Liquidation, Dissolution or Winding-Up	38
	26.5	Rights to Subscribe; Pre-Emptive Rights	38
	26.6	Conversion	38
	26.7	Conversion Limitations	42
	26.8	Pre-Emptive Rights	43
	26.9	Notices	43
	26.10	Status of Converted Multiple Voting Shares	43
	26.11	Disputes	43

27.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SUPER VOTING SHARES		44
	27.1	Voting Rights	44
	27.2	Alterations to the Rights of Super Voting Shares	44
	27.3	Rank	44
	27.4	Dividend Rights	44
	27.5	Liquidation Rights	45
	27.6	Conversion	45
	27.7	Conversion Limitations	49
	27.8	Pre-Emptive Rights	52
	27.9	Notices	52
	27.10	Status of Converted Super Voting Shares	52
	27.11	Disputes	52
28.	FORUM FOR ADJUDICATION OF CERTAIN DISPUTES		53
	28.1	Forum for Adjudication of Certain Disputes	53
29.	ADDITIONAL RIGHTS PRIVILEGES, RESTRICTIONS AND CONDITIONS APPLICABLE TO EQUITY SHARES		53
	29.1	Rights, Privileges, Restrictions and Conditions Applicable to Equity Shares	53
30.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE PREFFERED SHARES		59
	30.1	Issuable in Series	59
	30.2	Name, Number and Special Rights and Restrictions of Preferred Shares	59
	30.3	Alteration to Rights of Preferred Shares	60
	30.4	Rank	60
	30.5	Class Rights or Restrictions	60

JUSHI HOLDINGS INC.

(the “Company”)

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company, as the case may be;

(2)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“legal personal representative” means the personal or other legal representative of a shareholder, and includes a trustee in bankruptcy of the shareholder;

(5)	“registered address” of a shareholder means that shareholder’s address as recorded in the central securities register; and

(6)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if these Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.3	Conflicts Between Articles and the Business Corporations Act

If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company is as follows:

(1)	An unlimited number of subordinate voting shares (the “Subordinate Voting Shares”), without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions as set forth in Article 25.

(2)	An unlimited number of multiple voting shares (the “Multiple Voting Shares”), without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions as set forth in Article 26.

(3)	An unlimited number of super voting shares (the “Super Voting Shares”), without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions as set forth in Article 27.

(4)	An unlimited number of preferred shares (the “Preferred Shares”), without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions as set forth in Article 30.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Share Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement. and delivery of a share certificate or acknowledgement, for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Share Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is worn out or defaced, the directors must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, the directors think fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)	proof satisfactory to the directors that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Share Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SECURITIES REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)	if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.

5.2	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.3	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.4	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.5	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OR REDEMPTION OF SHARES

7.1	Company Authorized to Purchase or Redeem Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase or Redemption When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share: and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

(1)	Subject to the Business Corporations Act, the Company may by resolution of the board of directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established:

(c)	alter the identifying name of any of its shares;

(d)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(e)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(f)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value: or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Change of Name

The Company may by resolution of the board of directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.3	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Location of Meeting

A general meeting of the Company may be held anywhere in the world as determined by the directors.

10.5	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Class Meetings and Series Meetings of Shareholders

Subject to the provisions of the Business Corporations Act, unless specified otherwise in these Articles or in the special rights and restrictions attached to any class or series of shares, the provisions of these Articles relating to general meetings will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.9	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of, or voting at, the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two (2) persons who are, or represent by proxy, shareholders holding, in the aggregate, at least five percent (5%) of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), the auditor of the Company, the lawyers for the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any;

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; Or

(3)	such other person designated by the directors.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, the person appointed under section 11.9 above is not present within 15 minutes after the time set for holding the meeting, or if such person is unwilling to act as chair of the meeting, or if such person has advised the secretary, if any, or any director present at the meeting, that such person will not be present at the meeting, the directors present must choose: one of their number, a senior officer or counsel to the Company to chair the meeting or if the director, senior officer or counsel present declines to take the chair or if the directors fail to so choose or if no director, senior officer or counsel is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for thirty days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of a meeting of the shareholders must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and during that period, make such ballots and proxies available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of the shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting of the shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of the shareholders by written instrument, fax or any other method of transmitting legibly recorded messages and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified for the receipt of proxies, in the notice calling the meeting, at least the number of business days for the receipt of proxies specified in the notice, or if no number of days is specified in the notice, at least, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

12.6	Proxy Provisions Do Not Apply to All Companies

Article 12.9 does not apply to the Company if and for so long as it is a public company or a pre- existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. Sections 12.7 to 12.15 apply to the Company only insofar as they are not inconsistent with any applicable securities legislation and any regulations and rules made and promulgated under such legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commission or similar authorities appointed under that legislation.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of the shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the instrument of proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form designated by the directors, the scrutineer or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

__________________________ ..

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder- printed]

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must be by written instrument, fax or any other method of transmitting legibly messages and must:

(1)	be received at the registered office of the Company or at any other place specified for the receipt of proxies, in the notice calling the meeting, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, in the notice, at least two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be deposited at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Revocation of Proxy

Subject to Article 12.12, every proxy may be revoked by an instrument in writing that is :

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	deposited with the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

12.12	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.13	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re- elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies,

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if. at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceased to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as the directors think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that the chair of the board and the president will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings,

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or. if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)	in all cases, if each of the directors entitle to vote on the resolution consents to it in writing; or

(b)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article 17 may be evidence by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one entire document. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to effective on the date stated in the consent in writing and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to such meetings.

18.	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (I) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors: and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may. for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

20.	INDEMNIFICATION

20.1	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director, officer, or former officer of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director, former director, officer or former officer of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company may indemnify a director, former director, officer or former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of a director, former director, officer or former officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to Article 2.1 and to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as the directors deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of such joint shareholders may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.	NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class:

(5)	physical delivery to the intended recipient.

23.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to such person:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as the directors may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SUBORDINATE VOTING SHARES

The Subordinate Voting Shares of the Company, without nominal or par value, shall have attached thereto the special rights and restrictions as set forth below:

25.1	Voting Rights

Holders of Subordinate Voting Shares (“Subordinate Voting Holder”) shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting Subordinate Voting Holders shall be entitled to one vote in respect of each Subordinate Voting Share held.

25.2	Alteration to Rights of Subordinate Voting Shares

As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

25.3	Dividends

Subordinate Voting Holders shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to receive as and when declared by the directors, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends on the Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

25.4	Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the Subordinate Voting Holders shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

25.5	Subdivision or Consolidation

Subject to Sections 26.6(d) and (e) and Sections 27.6(e) and (f), no subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

25.6	Rights to Subscribe; Pre-Emptive Rights

The Subordinate Voting Holders are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Company now or in the future.

25.7	Rights Upon an Offer

In the event that (1) an offer is made to purchase Multiple Voting Shares or Super Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares or Super Voting Shares, as applicable, in a province or territory of Canada to which the requirement applies, and (2) a concurrent equivalent offer is not made in respect of the Subordinate Voting Shares, then each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares or Super Voting Shares, as applicable, at the inverse of applicable Conversion Ratio (as defined in Section 26.6 and 27.6, as applicable) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares or Super Voting Shares, as applicable, under the offer, and for no other reason, and shall not provide holders of Subordinate Voting Shares any beneficial ownership of Multiple Voting Shares or Super Voting Shares, as applicable, but only in the consideration under the offer. In such event, the transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Multiple Voting Shares or Super Voting Shares, as applicable, on behalf of the holder.

To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(a)	give written notice to the transfer agent of the exercise of such right, and of the number of Subordinate Voting Shares in respect of which the right is being exercised;

(b)	deliver to the transfer agent the share certificate or certificates representing the Subordinate Voting Shares in respect of which the right is being exercised, if applicable;

(c)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No share certificates representing the Multiple Voting Shares or Super Voting Shares, as applicable, resulting from the conversion of the Subordinate Voting Shares will be delivered to the holders on whose behalf such deposit is being made. For Subordinate Voting Shares held by, or for the account or benefit of, a person resident in the United States, conversion will be subject to compliance with the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States or an available exemption therefrom and the Company or the transfer agent may request such additional documentation necessary to reasonably evidence such compliance or exemption. If Multiple Voting Shares or Super Voting Shares, as applicable, resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares or Super Voting Shares, as applicable, being taken up and paid for, the Multiple Voting Shares or Super Voting Shares, as applicable, resulting from the conversion will be automatically re-converted into Subordinate Voting Shares at the Conversion Ratio then in effect, shall be deemed to have never been outstanding, and a share certificate representing the Subordinate Voting Shares or electronic evidence of such Subordinate Voting Shares issued in a non-certificate manner will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Multiple Voting Shares or Super Voting Shares, as applicable, resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

25.8	Odd Lots

In the event that Subordinate Voting Holders are entitled to convert their Subordinate Voting Shares into Super Voting Shares under Section 25.7 in connection with an offer, holders of an aggregate of Subordinate Voting Shares of less than 100 (an “Odd Lot”), subject to any adjustments to the initial Conversion Ratio pursuant to the adjustment provisions of the Subordinate Voting Shares or the Super Voting Shares, as applicable, designed to preserve their relative rights, will be entitled to convert all but not less than all of such Odd Lot of Subordinate Voting Shares into a fraction of one Super Voting Share, at the inverse of the applicable Conversion Ratio then in effect, provided that such conversion into a fractional Super Voting Share will be solely for the purpose of tendering the fractional Super Voting Share to the offer in question and that any fraction of a Super Voting Share that is tendered to the offer but that is not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Subordinate Voting Shares that existed prior to such conversion.

26.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE MULTIPLE VOTING SHARES

The Multiple Voting Shares of the Company, without nominal or par value, shall have attached thereto the special rights and restrictions as set forth below:

26.1	Voting Rights

The holders of Multiple Voting Shares (the “Multiple Voting Holders”) shall have the right to 10 votes for each Subordinate Voting Share into which such Multiple Voting Shares could then be converted (ignoring any limitations under Section 26.7), which for greater certainty, shall initially equal 10 votes per Multiple Voting Share, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the Subordinate Voting Holders, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting and shall be entitled to vote, together with holders of Subordinate Voting Shares, with respect to any question upon which Subordinate Voting Holders have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Subordinate Voting Shares into which Multiple Voting Shares could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law and by the provisions of Section 26.2, Multiple Voting Holders shall vote the Multiple Voting Shares together with the Subordinate Voting Holders and Super Voting Holders as a single class.

26.2	Alterations to the Rights of Multiple Voting Shares

As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. In connection with the exercise of the voting rights contained in this Section 26.2 each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held.

26.3	Dividends

The Multiple Voting Holders shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the applicable Conversion Ratio and ignoring any limitations on conversion under Section 26.7) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends on the Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

26.4	Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the Multiple Voting Holders shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate rateably, on an as-converted to Subordinate Voting Share basis, along with all other holders of Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

26.5	Rights to Subscribe; Pre-Emptive Rights

The Multiple Voting Holders are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Company now or in the future.

26.6	Conversion

Subject to the Conversion Limitations set forth in Section 26.7, Multiple Voting Holders shall have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert. Each Multiple Voting Share shall be convertible, at the option of the Multiple Voting Holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “Conversion Ratio” for Multiple Voting Shares shall be 1 Subordinate Voting Share for each Multiple Voting Share, provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in Sections 26.6(d) and (e).

(b)	Mechanics of Conversion. Before any Multiple Voting Holder shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares, the Multiple Voting Holder shall surrender the certificate or certificates therefor, duly endorsed, or provide other electronic evidence therefor, at the office of the Company or of any transfer agent for Subordinate Voting Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates or other electronic evidence of Subordinate Voting Shares are to be issued (each, a “Conversion Notice”). The Company shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such Multiple Voting Holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Subordinate Voting Shares or electronic evidence of such Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Multiple Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date.

(c)	Mandatory Conversion. Notwithstanding Section 26.7, the Company may require each holder of Multiple Voting Shares to convert all, and not less than all, the Multiple Voting Shares at the applicable Conversion Ratio (a “Mandatory Conversion”) if at any time all the following conditions are satisfied (or otherwise waived by special resolution of Multiple Voting Holders):

(i)	the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(ii)	the Company is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and

(iii)	the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North America stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or Neo Exchange Inc. (or any other stock exchange recognized as such by the Ontario Securities Commission).

The Company will issue or cause its transfer agent to issue each holder of Multiple Voting Shares of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein (i) the number of Subordinate Voting Shares into which the Multiple Voting Shares are convertible and (ii) the address of record for such holder. On the record date of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each holder of record on the Mandatory Conversion Date certificates or electronic evidence representing the number of Subordinate Voting Shares into which the Multiple Voting Shares are so converted and each certificate representing the Multiple Voting Shares shall be null and void.

(d)	Adjustments for Distributions. In the event the Company shall declare a distribution to Subordinate Voting Holders payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this Section 26.6(d), the Multiple Voting Holders shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for the determination of the Subordinate Voting Holders entitled to receive such Distribution.

(e)	Recapitalizations; Stock Splits. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action that does not itself also require adjustment to the Conversion Ratio (each, a “Recapitalization”), provision shall be made so that the Multiple Voting Holders shall thererafter be entitled to receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 26.6 with respect to the rights of the Multiple Voting Holders after the Recapitalization to the end that the provisions of this Section 26.6 (including adjustment of the Conversion ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Multiple Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(f)	No Fractional Shares and Certificates as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of Multiple Voting Shares the Multiple Voting Holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion.

(g)	Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 26.6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Multiple Voting Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Multiple Voting Holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Multiple Voting Share.

(h)	Effects of Conversion. All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(i)	Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Multiple Voting Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)	Conversion Upon an Offer. In addition to the conversion rights set out in this Section 26.6, in the event that (1) an offer is made to purchase Subordinate Voting Shares or Super Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the Subordinate Voting Holders or Super Voting Holders, as applicable, in a province or territory of Canada to which the requirement applies, and (2) a concurrent equivalent offer is not made in respect of the Multiple Voting Shares, then each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect or into Super Voting Shares based on the inverse of the Conversion Ratio as defined in Section 27.6, as applicable, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Section 26.6(j), may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares or Super Voting Shares, as applicable, under the offer, and for no other reason and shall not provide the Multiple Voting Holder any beneficial ownership of Subordinate Voting Shares or Super Voting Shares, as applicable, but rather only in the consideration to be provided under the offer. In such event, the transfer agent for the Subordinate Voting Shares and/or Super Voting Shares, as applicable, shall deposit under the offer the resulting Subordinate Voting Shares or Super Voting Shares, as applicable, on behalf of the Multiple Voting Holder.

To exercise such conversion right, the Multiple Voting Holder or his or its attorney duly authorized in writing shall:

(1)	give written notice to the transfer agent of the exercise of such right, and of the number of Multiple Voting Shares in respect of which the right is being exercised;

(2)	deliver to the transfer agent the share certificate or certificates representing the Multiple Voting Shares in respect of which the right is being exercised, if applicable; and

(3)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

(k)	Automatic Conversion. A Multiple Voting Share shall automatically be converted without further action by the holder thereof into one Subordinate Voting Share upon the transfer by the holder thereof to anyone other than (i) another Initial Super Voting Holder (as defined in Section 27.6(c), and together with the Initial Multiple Voting Holder, the “Initial Holders”), an immediate family member of an Initial Holder or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the Company. For the purposes hereof, “Initial Multiple Voting Holder” means Denis Arsenault.

26.7	Conversion Limitations

Before any Multiple Voting Holder shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine if any Conversion Limitation set forth in this Section 26.7 shall apply to the conversion of Multiple Voting Shares. For the purposes of this Section 26.7, each of the following is a “Conversion Limitation”:

(a)	Beneficial Ownership Restriction

(i)	Beneficial Ownership. The Company shall not effect any conversion of Multiple Voting Shares and a Multiple Voting Holder shall not have the right to convert any portion of its Multiple Voting Shares, pursuant to Section 27.6 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Multiple Voting Holder (together with the Multiple Voting Holder’s Affiliates (each, an “Affiliate” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and any other persons acting as a group together with the Multiple Voting Holder or any of the Multiple Voting Holder’s Affiliates), would beneficially own in excess of 9.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the Conversion Notice (the “Beneficial Ownership Limitation”).

(ii)	Calculation. For purposes of the foregoing sentence, the number of Subordinate Voting Shares beneficially owned by the Multiple Voting Holder and its Affiliates shall include the number of Subordinate Voting Shares issuable upon conversion of Multiple Voting Shares with respect to which such determination is being made, but shall exclude the number of Subordinate Voting Shares which would be issuable upon (i) convert of the remaining, non-converted portion of Multiple Voting Shares beneficially owned by the Multiple Voting Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Multiple Voting Holder or any of its Affiliates. In any case, the number of outstanding Subordinate Voting Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including Multiple Voting Shares, subject to the Conversion Notice, by the Multiple Voting Holder or its Affiliates since the date as of which such number of outstanding Subordinate Voting Shares was reported. Except as set forth in the preceding sentence, for purposes of this Section 26.7(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder based on information provided by the Multiple Voting Holder to the Company in the Conversion Notice.

(iii)	Conversion Limitation. To the extent that the limitation contained in this Section 26.7(a) applies and the Company can convert some, but not all, of such Multiple Voting Shares, submitted for conversion, the Company shall convert Multiple Voting Shares up to the Beneficial Ownership Limitation in effect, based on the number of Multiple Voting Shares submitted for conversion on such date. The determination of whether Multiple Voting Shares are convertible (in relation to other securities owned by the Multiple Voting Holder together with any Affiliates) and of which Multiple Voting Shares are convertible shall be in the sole discretion of the Company, and the submission of a Conversion Notice shall be deemed to be the Multiple Voting Holder’s certification as to the Multiple Voting Holder’s beneficial ownership of Subordinate Voting Shares of the Company, and the Company shall have the right, but not the obligation, to verify or confirm the accuracy of such beneficial ownership.

(iv)	Increase of Beneficial Ownership Limitation. The Multiple Voting Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 26.7(a), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the Conversion Notice and the provisions of this Section 26.7 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 26.7 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Multiple Voting Holder.

26.8	Pre-Emptive Rights

The holders of Multiple Voting Shares shall have no pre-emptive rights.

26.9	Notices

Any notice required by the provisions of these Special Rights and Restrictions to be given to the Multiple Voting Holders shall be deemed given if deposited in the mail or courier, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

26.10	Status of Converted Multiple Voting Shares

Any Multiple Voting Share converted shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of Multiple Voting Shares accordingly.

26.11	Disputes

Any Multiple Voting Holder that beneficially owns more than 5% of the issued and outstanding Multiple Voting Shares may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio or the Beneficial Ownership Limitation by the Company to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the Multiple Voting Holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio or the Beneficial Ownership Limitation, as applicable. If the Multiple Voting Holder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Company and the Multiple Voting Holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the Conversion Ratio or the Beneficial Ownership Limitation to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Multiple Voting Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

27.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SUPER VOTING SHARES

The Super Voting Shares of the Company, without nominal or par value, shall have attached thereto the special rights and restrictions as set forth below:

27.1	Voting Rights

The holders of Super Voting Shares (the “Super Voting Holders”) shall have the right to 10 votes for each Subordinate Voting Share into which such Super Voting Shares could then be converted (ignoring any limitations under Section 27.7), which for greater certainty, shall initially equal 1,000 votes per Super Voting Share, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the Subordinate Voting Holders, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting and shall be entitled to vote, together with holders of Subordinate Voting Shares, with respect to any question upon which Subordinate Voting Holders have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Subordinate Voting Shares into which Super Voting Shares could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law and by the provisions of Section 27.2, Super Voting Holders shall vote the Super Voting Shares together with the Subordinate Voting Holders and Multiple Voting Holders as a single class.

27.2	Alterations to the Rights of Super Voting Shares

In addition to any other rights provided by law, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Super Voting Shares or any other provision of the Company’s constating documents that would adversely affect the rights of the Super Voting Holders, without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of Super Voting Shares, as such changes relate to the Super Voting Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class of the holders of Super Voting Shares (a “Super Majority Vote”). The Company shall have authority to issue one or more additional classes or series of shares, which may have rights and preferences superior or subordinate to the Super Voting Shares.

27.3	Rank

(a)	All shares of Super Voting Shares shall be identical with each other in all respects.

(b)	The Super Voting Shares shall rank pari passu to the Subordinate Voting Shares as to dividends and upon liquidation, as described below, but are subject to the prior rights of the holders of any shares of the Company ranking in priority to the Super Voting Shares. Any amounts herein shall be subject to appropriate adjustments in the event of any stock splits, consolidations or the like.

27.4	Dividend Rights

The Super Voting Holders shall , subject to the prior rights of the holders of any shares of the Company ranking in priority to the Super Voting Shares, have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Super Voting Shares into Subordinate Voting Shares at the applicable Conversion Ratio and ignoring any limitations on conversion under Section 27.7) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares.

27.5	Liquidation Rights

(a)	In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Super Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Super Voting Shares, be entitled to receive the assets of the Company available for distribution to shareholders, distributed among the holders of Super Voting Shares on a pro rata basis based on the number of Super Voting Shares (on an as converted to Subordinate Voting Shares basis, assuming conversion of all Super Voting Shares into Subordinate Voting Shares at the applicable Conversion Ratio and ignoring any limitations on conversion under Section 27.7) issued and outstanding on the record date.

(b)	For purposes of this Section 27.5, a “Liquidation Event” shall include (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company, including any event determined by the Board of Directors of the Company to constitute a Liquidity Event requiring the liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any transaction effected exclusively for the purpose of changing the domicile of the Company or determined by the Board of Directors of the Company not to constitute a Liquidation Event); (iii) a sale of all or substantially all of the assets of the Company; unless, in the case of (ii) or (iii), the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity or the Board of Directors of the Company otherwise determines that such transaction does not constitute a Liquidation Event.

27.6	Conversion

Subject to the Conversion Limitations set forth in Section 27.7, Super Voting Holders shall have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert. Each Super Voting Share shall be convertible, at the option of the Super Voting Holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Super Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Super Voting Share is surrendered for conversion. Each Super Voting Share shall be convertible into 100 Subordinate Voting Shares (“Conversion Ratio”), provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in Sections 27.6(e) and (f).

(b)	Automatic Conversion. Each Super Voting Share shall automatically be converted without further action by the Super Voting Holder into Subordinate Voting Shares at the applicable Conversion Ratio immediately upon the earlier of:

(i)	a Liquidation Event; or

(ii)	the date specified by the written consent or affirmative Super Majority Vote of the then outstanding aggregate number of Super Voting Shares.

(c)	Automatic Conversion upon Certain Transfers. A Super Voting Share shall automatically be converted without further action by the holder thereof into one Subordinate Voting Share upon the transfer by the holder thereof to anyone other than (i) another Initial Super Voting Holder, an immediate family member of an Initial Super Voting Holder or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Super Voting Holder or immediate family members of an Initial Super Voting Holder or which an Initial Super Voting Holder or immediate family members of an Initial Super Voting Holder are the sole beneficiaries thereof; or (ii) a party approved by the Company. For the purposes hereof, “Initial Super Voting Holder” means James Cacioppo, Erich Mauff and Louis Jonathan Barack.

(d)	Mechanics of Conversion. Before any Super Voting Holder shall be entitled to convert Super Voting Shares into Subordinate Voting Shares, the Super Voting Holder shall surrender the certificate or certificates therefor, duly endorsed, or the electronic evidence therefor, at the office of the Company or of any transfer agent for Subordinate Voting Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates or electronic evidence of Subordinate Voting Shares are to be issued (each, a “Conversion Notice”). The Company shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such Super Voting Holder, or to the nominee or nominees of such holder, a certificate or certificates or electronic evidence of the number of Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Super Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date.

(e)	Adjustments for Distributions. In the event the Company shall declare a distribution to Subordinate Voting Holders payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this Section 27.6(e), the Super Voting Holders shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into which their Super Voting Shares are convertible as of the record date fixed for the determination of the Subordinate Voting Holders entitled to receive such Distribution.

(f)	Recapitalizations; Stock Splits. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action that does not itself also require adjustment to the Conversion Ratio (each, a “Subordinate Voting Share Recapitalization”), the Conversion Ratio of the Super Voting Shares shall be multiplied by a fraction of which the numerator shall be the number of Subordinate Voting Shares outstanding immediately after such event and of which the denominator shall be the number of Subordinate Voting Shares outstanding immediately before such event. After any Subordinate Voting Share Recapitalization, the provisions of Section 27.6 (including adjustment of the Conversion Ratio then in effect and the number of Subordinate Voting Shares acquirable upon conversion of Super Voting Shares) shall be applied in a manner such that the rights of the Super Voting Holders, Multiple Voting Holders and Subordinate Voting Holders are as equivalent as practicable to such rights prior to such Subordinate Voting Share Recapitalization. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Super Voting Shares; (ii) issue Super Voting Shares as a dividend or other distribution on outstanding Super Voting Shares; (iii) subdivide the outstanding Super Voting Shares into a greater number of Super Voting Shares; (iv) consolidate the outstanding Super Voting Shares into a smaller number of Super Voting Shares; or (v) effect any similar transaction or action that does not itself also require adjustment to the Conversion Ratio (each, a “Super Voting Share Recapitalization”), the Conversion Ratio for such shares subject to such event shall be multiplied by a fraction of which the numerator shall be the number of Super Voting Shares outstanding immediately before such event and of which the denominator shall be the number of Super Voting Shares outstanding immediately after such event. After any Super Voting Share Recapitalization, the provisions of Section 27.6 (including adjustment of the Conversion Ratio then in effect and the number of Subordinate Voting Shares acquirable upon conversion of Super Voting Shares) shall be applied in a manner such that the rights of the Super Voting Holders, Multiple Voting Holders and Subordinate Voting Holders are as equivalent as practicable to such rights prior to such Super Voting Share Recapitalization.

(g)	No Impairment. The Company will not, by amendment of its notice of articles or articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by it, but will at all times in good faith assist in the carrying out of all the provisions of this Section 27.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Super Voting Holders against impairment.

(h)	No Fractional Shares and Certificates as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Super Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of Super Voting Shares the Super Voting Holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion.

(i)	Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 27.6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Super Voting Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Super Voting Holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Super Voting Share.

(j)	Effects of Conversion. All Super Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(k)	Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Super Voting Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(l)	Conversion Upon an Offer: In addition to the conversion rights set out in this Section 27.6, in the event that (1) an offer is made to purchase Subordinate Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the Subordinate Voting Holders in a province or territory of Canada to which the requirement applies, and (2) a concurrent equivalent offer is not made in respect of the Super Voting Shares, then each Super Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Section 27.6(l), may only be exercised in respect of Super Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason and shall not provide the Super Voting Holder any beneficial ownership of Subordinate Voting Shares but rather only in the consideration to be provided under the offer. In such event, the transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder.

To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(1)	give written notice to the transfer agent of the exercise of such right, and of the number of Super Voting Shares in respect of which the right is being exercised;

(2)	deliver to the transfer agent the share certificate or certificates representing the Super Voting Shares in respect of which the right is being exercised, if applicable; and

(3)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No share certificates representing the Subordinate Voting Shares resulting from the conversion of the Super Voting Shares will be delivered to the holders on whose behalf such deposit is being made. For Super Voting Shares held by, or for the account or benefit of, a person resident in the United States, conversion will be subject to compliance with the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States or an available exemption therefrom and the Company or the transfer agent may request such additional documentation necessary to reasonably evidence such compliance or exemption. If Subordinate Voting Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion will be automatically re-converted into Super Voting Shares at the inverse of Conversion Ratio then in effect, shall be deemed to have never been outstanding, and a share certificate representing the Super Voting Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Subordinate Voting Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

27.7	Conversion Limitations

Before any Super Voting Holder shall be entitled to convert Super Voting Shares into Subordinate Voting Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine if any Conversion Limitation set forth in this Section 27.7 shall apply to the conversion of Super Voting Shares. For the purposes of this Section 27.7, each of the following is a “Conversion Limitation”:

(a)	Foreign Private Issuer Protection Limitation. The Company will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Accordingly:

(i)	45% Threshold. Except as provided in Section 27.6(b), the Company shall not effect any conversion of Super Voting Shares, and the Super Voting Holders shall not have the right to convert any portion of the Super Voting Shares pursuant to Section 27 or otherwise, to the extent that after giving effect to such issuance after conversions, the aggregate number of Subordinate Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rule 3b-4 under the Exchange Act) would exceed forty five percent (45%) (the “45% Threshold”) of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding (the “FPI Protective Restriction”). The board may by resolution increase the 45% Threshold to an amount not to exceed 50% and in the event of any such increase, all references to the 45% Threshold herein shall refer instead to the amended threshold set by such resolution.

(ii)	Conversion Limitations. In order to effect the FPI Protective Restriction, each Super Voting Holder will be subject to the 45% Threshold based on the number of Super Voting Shares held by such Super Voting Holder as of the date of the initial issuance of the Super Voting Shares and thereafter at the end of each of the Company’s subsequent second fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [(A x 0.45) - B] x (C/D)

Where on the Determination Date:

X = Maximum number of Subordinate Voting Shares available for issuance upon conversion of Super Voting Shares by the Super Voting Holder.

A = The number of Subordinate Voting Shares and Super Voting Shares issued and outstanding on the Determination Date.

B = Aggregate number of Subordinate Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rule 3b-4 under the Exchange Act) on the Determination Date.

C = Aggregate number of Subordinate Voting Shares issuable upon conversion of Super Voting Shares held by the Super Voting Holder on the Determination Date.

D = Aggregate number of all Subordinate Voting Shares issuable upon conversion of Super Voting Shares on the Determination Date.

(iii)	Determination of FPI Protective Restriction. For purposes of subsections 27.7(a)(i) and 27.7(a)(ii), the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine as of each Determination Date: (A) the 45% Threshold and (B) the FPI Protective Restriction. Upon a determination of the 45% Threshold and the FPI Protective Restriction, the Company will provide each Super Voting Holder of record notice of the FPI Protective Restriction within thirty (30) days of the end of each Determination Date (a “Notice of Conversion Limitation”). To the extent that the FPI Protective Restriction contained in this Section 27.7(a) applies, the determination of whether Super Voting Shares are convertible shall be in the sole discretion of the Company. For greater certainty, the Company may waive any thresholds that apply to a shareholder, if the aggregate 45% Threshold is met.

(iv)	Disputes. In the event of a dispute as to the number of Subordinate Voting Shares issuable to a Super Voting Holder in connection with a conversion of Super Voting Shares, the Company shall issue to the Super Voting Holder the number of Subordinate Voting Shares not in dispute and resolve such dispute in accordance with Section 27.11.

(b)	Beneficial Ownership Restriction.

(i)	Beneficial Ownership. The Company shall not effect any conversion of Super Voting Shares and a Super Voting Holder shall not have the right to convert any portion of its Super Voting Shares, pursuant to Section 27.6 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Super Voting Holder (together with the Super Voting Holder’s Affiliates (each, an “Affiliate” as defined in Rule 12b-2 under the Exchange Act), and any other persons acting as a group together with the Super Voting Holder or any of the Super Voting Holder’s Affiliates), would beneficially own in excess of 9.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Super Voting Shares subject to the Conversion Notice (the “Beneficial Ownership Limitation”).

(ii)	Calculation. For purposes of the foregoing sentence, the number of Subordinate Voting Shares beneficially owned by the Super Voting Holder and its Affiliates shall include the number of Subordinate Voting Shares issuable upon conversion of Super Voting Shares with respect to which such determination is being made, but shall exclude the number of Subordinate Voting Shares which would be issuable upon (i) convert of the remaining, non-converted portion of Super Voting Shares beneficially owned by the Super Voting Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Super Voting Holder or any of its Affiliates. In any case, the number of outstanding Subordinate Voting Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including Super Voting Shares, subject to the Conversion Notice, by the Super Voting Holder or its Affiliates since the date as of which such number of outstanding Subordinate Voting Shares was reported. Except as set forth in the preceding sentence, for purposes of this Section 27.7(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder based on information provided by the Super Voting Holder to the Company in the Conversion Notice.

(iii)	Conversion Limitation. To the extent that the limitation contained in this Section 27.7(b) applies and the Company can convert some, but not all, of such Super Voting Shares, submitted for conversion, the Company shall convert Super Voting Shares up to the Beneficial Ownership Limitation in effect, based on the number of Super Voting Shares submitted for conversion on such date. The determination of whether Super Voting Shares are convertible (in relation to other securities owned by the Super Voting Holder together with any Affiliates) and of which Super Voting Shares are convertible shall be in the sole discretion of the Company, and the submission of a Conversion Notice shall be deemed to be the Super Voting Holder’s certification as to the Super Voting Holder’s beneficial ownership of Subordinate Voting Shares of the Company, and the Company shall have the right, but not the obligation, to verify or confirm the accuracy of such beneficial ownership.

(iv)	Increase of Beneficial Ownership Limitation. The Super Voting Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 27.7(b), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Super Voting Shares subject to the Conversion Notice and the provisions of this Section 27.7 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 27.7 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Super Voting Holder.

27.8	Pre-Emptive Rights

The holders of Super Voting Shares shall have no pre-emptive rights.

27.9	Notices

Any notice required by the provisions of these Special Rights and Restrictions to be given to the Super Voting Holders shall be deemed given if deposited in the mail or courier, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

27.10	Status of Converted Super Voting Shares

Any Super Voting Share converted shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of Super Voting Shares accordingly.

27.11	Disputes

Any Super Voting Holder that beneficially owns more than 5% of the issued and outstanding Super Voting Shares may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio, 45% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation by the Company to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the Super Voting Holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, 45% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the Super Voting Holder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio, 45% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Company and the Super Voting Holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the Conversion Ratio, 45% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Super Voting Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

28.	FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

28.1	Forum for Adjudication of Certain Disputes.

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate Courts therefrom (collectively, the “Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company, (iii) any action asserting a claim arising pursuant to any provision of the Business Corporations Act or the notice of articles or articles of the ~~Corporation~~ Company (as either may be amended from time to time); or (iv) any action asserting a claim otherwise related to the relationships among the Corporation, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the Province of British Columbia (a “Foreign Action”) in the name of any registered or beneficial shareholder, such registered or beneficial shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Courts in connection with any action brought in any such Court to enforce the foregoing exclusive forum provision (an “Enforcement Action”), and (ii) having service of process made upon such registered or beneficial shareholder in such Enforcement Action by service upon such registered or beneficial shareholder’s counsel in the Foreign Action as agent of the shareholder.

29.	ADDITIONAL RIGHTS PRIVILEGES, RESTRICTIONS AND CONDITIONS APPLICABLE TO EQUITY SHARES

29.1	Rights, Privileges, Restrictions and Conditions Applicable to Equity Shares.

(a)	For the purposes of this Section 29, the following terms will have the meaning specified below:

“Applicable Price” means a price per Equity Share determined by the board of directors, but not less than 95% of the lesser of: (i) the Closing Market Price of the Subordinate Voting Shares on the Exchange; and (ii) the five-day volume weighted average price of the Subordinate Voting Shares on the Exchange for the five trading days immediately prior to the closing of the Redemption or Transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates). Notwithstanding the foregoing, if the Subordinate Voting Shares are not traded or quoted for trading on the Exchange or any other marketplace, the Applicable Price may be determined by the board of directors in its sole discretion;

“Business” means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products, including in the United States or elsewhere, which include the owning and operating of cannabis licenses;

“Closing Market Price” shall be: (i) an amount equal to the closing price of the Subordinate Voting Shares on the trading day immediately prior to the closing of the Redemption or Transfer if there was a trade on the specified date and the applicable exchange or market provides a closing price; or (ii) an amount equal to the average of the last bid and last asking prices of the Subordinate Voting Shares on the trading day immediately prior to the closing of the Redemption or Transfer if there was no trading on the applicable date;

“Determination Date” means the date on which the Company provides written notice to any shareholder that the board of directors has determined that such shareholder is an Unsuitable Person;

“Equity Shares” means, collectively, the Subordinate Voting Shares, Multiple Voting Shares, Preferred Shares and Super Voting Shares;

“Exchange” means the Canadian Securities Exchange or the then principal marketplace on which the Subordinate Voting Shares are listed or quoted for trading, if any;

“Governmental Authority” or “Governmental Authorities” means any United States or foreign, federal, provincial, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority) and any Exchange;

“Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority to or for the benefit of the Company or any affiliate required for, or relating to, the conduct of the Business;

“Outstanding Equity Shares” means the sum of: (i) the issued and outstanding Subordinate Voting Shares; (ii) the number of Subordinate Voting Shares into which the issued and outstanding Super Voting Shares may be converted; and (iii) the number of Subordinate Voting Shares into which the issued and outstanding Multiple Voting Shares may be converted;

“Ownership” (and derivatives thereof) means (i) ownership of record as evidenced in the Company’s central securities register, (ii) “beneficially own” as defined in Section 1 of the Business Corporations Act, or (iii) the power to exercise control or direction over a security;

“Person” means an individual, partnership, corporation, company, limited or unlimited liability company, trust or any other entity;

“Redemption” has the meaning ascribed thereto in Section 29.1(h);

“Redemption Date” means the date on which the Company will redeem and pay for the Equity Shares pursuant to Section 29. The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Equity Shares be redeemed as of an earlier date or the board of directors determines in its reasonable discretion that the Equity Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Company will issue an amended Redemption Notice reflecting the new Redemption Date forthwith;

“Redemption Notice” has the meaning ascribed thereto in Section 29.1(i);

“Significant Interest” means Ownership of five percent (5%) or more of the Outstanding Equity Shares, including through acting jointly or in concert with another shareholder, or such other number of Equity Shares as is determined by the board of directors from time to time;

“Subject Shareholder” means a Person, a group of Persons acting jointly or in concert or a group of Persons who the board of directors reasonably determines are acting jointly or in concert;

“Trading Day” means a day on which trades of any class of the Equity Shares are executed on the Exchange or any other stock exchange on which the Equity Shares are listed or quoted for trading;

“Transfer” has the meaning ascribed thereto in Section 29.1(h);

“Transfer Date” means the date on which a Transfer of Equity Shares required by the Company is required to be completed by the Company;

“Transfer Notice” has the meaning ascribed thereto in Section 29.1(l);

“Transferred Share” has the meaning ascribed thereto in Section 29.1(h); and

“Unsuitable Person” means:

(i)	any Person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting the Licenses has determined to be unsuitable to own Equity Shares;

(ii)	any Person (including a Subject Shareholder) with a Significant Interest whose ownership of Equity Shares may result in the loss, suspension or revocation (or similar action) with respect to any Licenses or may result ~~in~~ in the Company or any affiliate being unable to obtain any new Licenses in the normal course, including, but not limited to, as a result of such Person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, all as determined by the board of directors; or

(iii)	any Person who has not been determined by the applicable Governmental Authority to be an acceptable Person or otherwise have not received the requisite consent of such Governmental Authority to own the Equity Shares within a reasonable period of time acceptable to the board of directors or prior to acquiring any Equity Shares, as applicable.

(b)	Subject to Section 29.1(d), no Subject Shareholder may acquire Equity Shares that would result in the holding of a Significant Interest, directly or indirectly, in one or more transactions, without providing not less than 30 days’ advance written notice (or such shorter period as the board of directors may approve) to the Company by written notice to the Company’s head office to the attention of the secretary of the Company and without having received all required approvals from all Governmental Authorities.

(c)	If the board of directors reasonably believes that a Subject Shareholder may have failed to comply with any of the provisions of Section 29.1(b), the Company may, without prejudice to any other remedy hereunder, apply to the Supreme Court of British Columbia or another court of competent jurisdiction for an order directing that the Subject Shareholder disclose the number of Equity Shares Owned.

(d)	The provisions of Sections 29.1(b) and 29.1(c) will not apply to the Ownership, acquisition or disposition of Equity Shares as a result of:

(i)	any transfer of Equity Shares occurring by operation of bankruptcy or insolvency law including, inter alia, the transfer of Equity Shares of the Company to a trustee in bankruptcy;

(ii)	an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Equity Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Section 29.1(b);

(iii)	the holding by a recognized clearing agency or recognized depositary in the ordinary course of its business; or

(iv)	the conversion, exchange or exercise of securities of the Company or an affiliate (other than the Equity Shares) duly issued or granted by the Company or an affiliate, into or for Equity Shares, in accordance with their respective terms.

(e)	At the option of the Company and upon determination by the board of directors that an Unsuitable Person has not received the requisite approval of any Governmental Authority to own the Equity Shares, the Company may issue a notice prohibiting any Unsuitable Person owning Equity Shares from exercising any voting rights with respect to such Equity Shares and on and after the Determination Date specified therein, and/or providing that such holder will cease to have any rights whatsoever with respect to such Equity Shares, including any rights to the receipt of dividends from the Company, other than the right to receive the Applicable Price, without interest, on the Redemption Date or the Transfer Date, as applicable; provided, however, that if any such Equity Shares come to be owned solely by Persons other than an Unsuitable Person (such as by transfer of such Equity Shares to a liquidating trust, subject to the approval of the board of directors and any applicable Governmental Authority), such Persons may, in the discretion of the board of directors, exercise the voting and/or other rights attached to such Equity Shares and the board of directors may determine, in its sole discretion, not to redeem or require the Transfer of such Equity Shares.

(f)	Notwithstanding anything to the contrary contained herein, all transfers of Super Voting Shares and Multiple Voting Shares are subject to the other provisions of these Articles.

(g)	Following any Redemption in accordance with the terms of this Section 29, the redeemed Equity Shares will be cancelled.

(h)	At the option, but not obligation, of the Company, and at the discretion of the board of directors, any Equity Shares directly or indirectly owned by an Unsuitable Person may be (i) redeemed by the Company (for the Applicable Price) out of funds lawfully available on the Redemption Date (a “Redemption”), or (ii) required to be transferred to a third party for the Applicable Price and on such terms and conditions as the board of directors may direct (a “Transfer”, and each Equity Share subject to a Transfer, a “Transferred Share”). Equity Shares to be redeemed or mandatorily transferred pursuant to this section will be redeemed or mandatorily transferred at any time and from time to time pursuant to the terms hereof.

(i)	In the case of a Redemption, the Company will send a written notice to the holder of the Equity Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Equity Shares to be redeemed on the Redemption Date, (iii) the Applicable Price or the formula pursuant to which the Applicable Price will be determined and the manner of payment therefor, (iv) the place where such Equity Shares (or certificate therefor, as applicable) must be surrendered, or accompanied by proper instruments of transfer (and if so determined by the board of directors, together with a medallion signature guarantee), and (v) any other requirement of surrender of the Equity Shares to be redeemed (the “Redemption Notice”). The Redemption Notice may be conditional such that the Company need not redeem the Equity Shares owned by an Unsuitable Person on the Redemption Date if the board of directors determines, in its sole discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. If applicable, the Company will send a written notice confirming the amount of the Applicable Price promptly following the determination of such Applicable Price.

(j)	Upon receipt by the Unsuitable Person of a Redemption Notice in accordance with Section 29.1(i) and surrender of the relevant Equity Share certificate, if applicable, the holder of the Equity Shares tendered for redemption (together with the applicable transfer documents) shall be entitled to receive the Applicable Price per redeemed Equity Share.

(k)	The Applicable Price payable in respect of the Equity Shares surrendered for Redemption during any calendar month shall be satisfied by way of cash payment no later than the last day of the calendar month following the month in which the Equity Shares were tendered for Redemption. Payments made by the Company of the cash portion of the Applicable Price, less any applicable taxes and any costs to the Company of the Redemption, are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the Unsuitable Person unless such cheque is dishonoured upon presentment. Upon such payment, the Company shall be discharged from all liability to the former Unsuitable Person in respect of the redeemed Equity Shares.

(l)	In the case of a required Transfer, the Company will send a written notice to the holder of the Equity Shares in question, which will set forth: (i) the Transfer Date, (ii) the number of Equity Shares to be Transferred on the Transfer Date, (iii) the Applicable Price or the formula pursuant to which the Applicable Price will be determined and the manner of payment therefor, (iv) the place where such Equity Shares (or certificate therefor, as applicable) must be surrendered, accompanied by proper instruments of transfer (and if so determined by the board of directors, together with a medallion signature guarantee), and (v) any other requirement in respect of the Equity Shares to be Transferred, which may without limitation include a requirement to dispose of the Equity Shares via the Exchange to a Person who would not be in violation of the provisions of this Section 29.1(l) (the “Transfer Notice”). The Transfer Notice may be conditional such that the Company need not require the Transfer of the Equity Shares owned by an Unsuitable Person on the Transfer Date if the board of directors determines, in its sole discretion, that such Transfer is no longer advisable or necessary on or before the Transfer Date. If applicable, the Company will send a written notice confirming the amount of the Applicable Price promptly following the determination of such Applicable Price.

(m)	Upon receipt by the Unsuitable Person of a Transfer Notice in accordance with Section 29.1(l) and surrender of the relevant Equity Share certificate, if applicable (together with applicable Transfer documents), the holder of the Equity Shares tendered for Transfer shall be entitled to receive the Applicable Price per Transferred Share.

(n)	The Applicable Price payable in respect of the Equity Shares surrendered for Transfer during any calendar month shall be satisfied, less any costs to the Company of the Transfer, by way of cash payment no later than the last day of the calendar month following the month in which the Equity Shares were tendered for Transfer. Payments made by the Company of the cash portion of the Applicable Price, less any applicable taxes and any costs to the Company of the Transfer, are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the Unsuitable Person unless such cheque is dishonoured upon presentment. Upon such payment, the Company shall be discharged from all liability to the former Unsuitable Person in respect of the Transferred Shares.

(o)	If Equity Shares are required to be Transferred under Section 29.1(l), the former owner of the Equity Shares immediately before the Transfer shall by that Transfer be divested of their interest or right in the Equity Shares, and the Person who, but for the Transfer, would be the registered owner of the Equity Shares or a Person who satisfies the Company that, but for the Transfer, they could properly be treated as the registered owner or registered holder of the Equity Shares shall, from the time of the Transfer, be entitled to receive only the Applicable Price per Transferred Share, without interest, less any applicable taxes and any costs to the Company of the Transfer.

(p)	Following the sending of any Redemption Notice or Transfer Notice, and prior to the completion of the Redemption or Transfer specified therein, the Company may refuse to recognize any other disposition of the Equity Shares in question.

(q)	If the Company does not know the address of the former holder of Equity Shares Transferred or Redeemed hereunder, it may retain the amount payable to the former holder thereof, title to which shall revert to the Company if not claimed within two (2) years (and at that time all rights thereto shall belong to the Company).

(r)	To the extent required by applicable laws, the Company may deduct and withhold any tax from the Applicable Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Person in respect of which such deduction and withholding was made.

(s)	All notices given by the Company to holders of Equity Shares pursuant to this Schedule, including a Redemption Notice or Transfer Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder’s registered address as shown on the Company’s share register.

(t)	The Company’s right to Redeem or Transfer Equity Shares pursuant to this Section 29 will not be exclusive of any other right the Company may have or hereafter acquire under any agreement or any provision of the notice of articles or the articles of the Company or otherwise with respect to the Equity Shares or any restrictions on holders thereof.

(u)	In connection with the conduct of its or its affiliates’ Business, the Company may require that a Subject Shareholder provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses.

(v)	The board of directors can waive any provision of this Section 29 in its sole discretion.

(w)	In the event that any provision (or portion of a provision) of this Section 29 or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of Section 29 (including the remainder of such provision, as applicable) will continue in full force and effect.

(x)	In the administration of the provisions of these Articles, the board of directors shall have, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose of these Articles.

(y)	Wherever in these Articles it is necessary to determine the opinion of the board of directors of directors, such opinion shall be expressed and conclusively evidenced by a resolution of the board of directors duly adopted, including a resolution in writing executed pursuant these Articles and the Business Corporations Act.

(z)	No shareholder of the Company nor any other Person claiming an interest in shares of the Company shall have any claim or action against the Company or against any director or officer of the Company, and the Company shall have no claim or action against any director or officer of the Company, arising out of any act (including any omission to act) taken by any such director or officer pursuant to, or in intended pursuance of, the provisions of these articles or any breach or alleged breach of such provisions.

30.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE PREFFERED SHARES

The Preferred Shares of the Company, without nominal or par value, shall have attached thereto the special rights and restrictions as set forth below:

30.1	Issuable in Series

The Preferred Shares may at any time and from time to time be issued in one or more series.

30.2	Name, Number and Special Rights and Restrictions of Preferred Shares

Subject to the Business Corporations Act, the board may from time to time, by directors' resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(1)	determine the maximum number of shares of any of those series of Preferred Shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this paragraph (i) or otherwise in relation to a maximum number of those shares;

(2)	create an identifying name by which the shares of any of those series of Preferred Shares may be identified, or alter any identifying name created for those shares; and

(3)	attach special rights or restrictions to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(a)	the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(b)	any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(d)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(e)	any voting rights and restrictions;

(f)	the terms and conditions of any share purchase plan or sinking fund;

(g)	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and

(h)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

30.3	Alteration to Rights of Preferred Shares

As long as any Preferred Shares remain outstanding, the Company will not, without the consent of the holders of the Preferred Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Preferred Shares as a class.

30.4	Rank

No special rights or restrictions attached to any series of Preferred Shares will confer upon the shares of that series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital. The Preferred Shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.

30.5	Class Rights or Restrictions

(1)	Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Super Voting Shares, the Multiple Voting Shares, the Subordinate Voting Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(2)	In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares will be entitled to preference over the Super Voting Shares, the Multiple Voting Shares, the Subordinate Voting Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

(3)	The Preferred Shares may also be given such other preferences over the Super Voting Shares, the Multiple Voting Shares, the Subordinate Voting Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors' resolution as to the respective series authorized to be issued.